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                                                                   EXHIBIT (22)


                            WHITEHALL CORPORATION

                          ANNUAL REPORT ON FORM 10K

                                 ITEM 14(a)3


(22) Subsidiaries of the Registrant

     The following table lists the subsidiaries of the Registrant and the jurisdiction of incorporation of each subsidiary:


            Name                            Jurisdiction of Incorporation
            ----                            -----------------------------
      Aero Corporation                      Florida

      Hydroscience, Inc.                    Texas

      Rogers Explorations, Inc.             Texas


      Each of the subsidiaries conducts business only under its corporate name.